UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 1, 2017

MOSYS, INC.
(Exact Name of Registrant as Specified in Charter)

000-32929
(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

3301 Olcott Street Santa Clara, California 95054
(Address of principal executive offices, with zip code)

(408) 418-7500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 7, 2017, MoSys, Inc., or the Company, committed to effect a reduction in the Company’s workforce and associated operating expenses, net loss and cash burn.  The Company will primarily focus its resources on producing and selling its existing products, and will substantially curtail new product development. The Company will reduce headcount by up to 60% with the majority of the reductions occurring in its Santa Clara facility. The Company anticipates that it will fully implement the planned reductions by the end of the second quarter of 2017.  As a result of these reductions, the Company expects to incur approximately $0.6 million of charges for severance benefits and other one-time headcount termination costs. The Company expects that substantially all of these charges will be recognized and paid during the second quarter of 2017. The Company expects to realize approximately $6.0 million of savings for personnel costs (salaries and benefits) on an annual basis from the headcount reductions.

At this time, except as disclosed above, the Company is not able in good faith to make a determination of the estimated amount or range of amounts to be incurred for each major type of cost nor the charges and future cash expenditures associated therewith. The Company will file an amendment to this report after it makes a determination of such amounts.

This Item 2.05 may contain “forward-looking statements” about the Company, including, without limitation, the timing of expenditures related to the workforce reduction and anticipated cost savings. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, the timing of planned expense reductions, the timing of customer orders and product shipments, our ability to enhance our existing proprietary technologies and develop new technologies, achieving necessary acceptance and adoption of our IC architecture and interface protocols by potential customers and their suppliers, difficulties and delays in the development, production, testing and marketing of our ICs, reliance on our manufacturing partners to assist successfully with the fabrication of our ICs, availability of quantities of ICs supplied by our manufacturing partners at a competitive cost, level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time, vigor and growth of markets served by our customers and our operations, and other risks identified in MoSys’ most recent report on form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 7, 2017, the Company received three deficiency notification letters from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market (“Nasdaq”).

The first letter provided notification that the Company no longer complies with the audit committee composition requirement under Listing Rule 5605(c)(2). Previously, on July 14, 2016, the Staff notified the Company that it was eligible for a cure period, through June 24, 2017, to comply with Rule 5605(c)(2)  due to the fact that there was one vacancy on the Company’s audit committee. However, due to the resignation of Tommy Eng from the Company’s board of directors effective April 1, 2017, the Company’s audit committee is comprised of only one independent director, and therefore, the Company is no longer eligible for the cure period described in the Staff’s July 14, 2016 notification letter. Under Rule 5605(c)(2), the Company has 45 calendar days to submit a plan to regain compliance. If the Company’s plan is accepted, the Staff can grant an extension of up to 180 calendar days from the date of the letter to evidence compliance.  If the Staff does not accept the Company’s plan, the Company will have the opportunity to appeal that decision before a Nasdaq Hearings Panel (“Panel”).

The second letter provided notification that the Company no longer complies with Nasdaq’s compensation committee requirement, as set forth in Listing Rule 5605(d)(2)(A). Nasdaq Listing Rule 5605(d)(2)(A) requires a listed company to have a compensation committee comprised of at least two independent members. Chi-Ping Hsu, a former independent director and member of the Company’s compensation committee, resigned from the board of directors effective February 28, 2017.  As a result, the number of independent directors on the Company’s compensation committee was reduced from two to one.  The second letter also states that the Company will be provided: (i) until the earlier of the Company’s next annual shareholders’ meeting or February 28, 2018 or (ii) if the next annual shareholders’ meeting is held before August 28, 2017, then the Company must evidence compliance no later than August 28, 2017. If the Company does not regain compliance during this period, then the Staff will provide notice that the Company’s securities will be subject to delisting. At such time, the Company may appeal the delisting determination to a Panel. The Company would remain listed pending the Panel’s decision. There can be no assurance that, if the Company does appeal a subsequent delisting determination by the Staff to the Panel, that such appeal would be successful.

The third letter provided notification that the Company no longer complies with Nasdaq’s independent director requirement, as set forth in Listing Rule 5605(b)(1). Nasdaq Listing Rule 5605(b)(1) requires a majority of the board of directors of a listed company to be comprised of independent directors, as defined in Rule 5605(b)(1). As a result of Tommy Eng’s resignation from the Company’s board of directors effective April 1, 2017, the Company’s board of directors is no longer comprised of a majority of independent directors.  The third letter also states that the Company will be provided: (i) until the earlier of the Company’s next annual shareholders’ meeting or April 2, 2018 or (ii) if the next annual shareholders’ meeting is held before September 28, 2017, then the Company must evidence compliance no later than September 28, 2017. If the Company does not regain compliance during this period, then the Staff will provide notice that the Company’s securities will be subject to delisting. At such time, the Company may appeal the delisting determination to a Panel. The Company would remain listed pending the Panel’s decision. There can be no assurance that, if the Company does appeal a subsequent delisting determination by the Staff to the Panel, that such appeal would be successful.

These notifications have no immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on The Nasdaq Capital Market under the symbol “MOSY.”

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2017, Thomas Riordan notified the Company of his resignation, effective April 10, 2017, as the Company’s Chief Operating Officer and Executive Vice President.

Item 8.01. Other Events.

Director Resignation

Effective as of April 1, 2017, Tommy Eng resigned from his position as a member of the board of directors of the Company and from all committees of the Company’s board of directors citing personal reasons. As a result of Mr. Eng’s departure, the audit committee of the Company’s board of directors has two vacancies, which the Company will endeavor to fill by its 2017 annual meeting.

Other

On April 12, 2017, the Company issued a press release announcing a revision of its operating plan. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release by MoSys, Inc. dated April 12, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: April 12, 2017	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release by MoSys, Inc. dated April 12, 2017.